Exhibit 23.4

July 7, 2025

Amber International Holding Limited

c/o 1 Wallich Street

#30-02, Guoco Tower

Singapore 078881

Dear Sir/Madam:

We have acted as special legal advisers as to the laws of the PRC to Amber International Holding Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”).

We hereby consent to reference our name in the Company’s Registration Statement on Form F-3, including the documents incorporated by reference therein, as amended and supplemented, (the “F-3 Registration Statement”), which will be filed with the SEC on the date hereof.

We also consent to the filing of this consent letter with the SEC as an exhibit to the F-3 Registration Statement.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices